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                                                                    EXHIBIT 23.1



                    Independent Auditors' Report on Schedule
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The Board of Directors and Stockholders
California Steel Industries, Inc.:

Under date of January 18, 2000, we reported on the consolidated balance sheets of California Steel Industries, Inc. and subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, as contained in the 1999 annual report to stockholders. These consolidated financial statements and our report thereon are included in the annual report on Form 10-K for the year ended December 31, 1999. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related financial statement schedule as listed in the accompanying index. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.



Orange County, California
January 18, 2000